UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive

Chesterbrook, PA 19087

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 7, 2007, the Compensation and Succession Planning Committee (“Committee”) of the Board of Directors of AmerisourceBergen Corporation (“Registrant”) approved performance measures for fiscal year 2008 under the Registrant’s annual incentive plan (“AIP”), an annual cash bonus program. Cash bonus awards to the Registrant’s named executive officers will depend primarily on the achievement of specified corporate-level and/or business group financial performance measures and secondarily on the achievement of non-financial individual goals. The financial performance measures for fiscal year 2008 include various combinations of the following for each executive officer: earnings per share (“EPS”), return on invested capital and earnings before interest and taxes at the Registrant level and, to the extent applicable for the particular executive officer, earnings before interest and taxes and return on invested capital at the business group level.

The Committee also approved target incentive levels under the AIP for the Registrant’s executive officers for fiscal year 2008. Target incentive levels for the named executive officers for fiscal year 2008 range from 100% to 120% of base salary.

The Committee also approved a long-term incentive award for the Registrant’s President and Chief Executive Officer, R. David Yost, under the 2002 Management Stock Incentive Plan, as amended. Payout of the incentive award will depend upon the achievement of specified EPS and total stockholder return (“TSR”) goals over a three-year performance period, beginning October 1, 2007 and ending September 30, 2010. The Committee approved this award because Mr. Yost’s total compensation is substantially below the Committee’s target level for him based on the compensation of chief executive officers in the peer group that Registrant uses for purposes of benchmarking executive compensation. The award provides Mr. Yost with the opportunity to earn a cash incentive of $2,700,000 if Registrant meets the target EPS and TSR goals each year over the three-year performance period. The award could pay a maximum achievable bonus of $4,050,000 in the aggregate if we achieve 15% EPS growth and TSR equal to or greater than the 75th percentile relative to the Standard & Poor’s 500 Composite Stock Index each year during the performance period. Any payout of the incentive award is generally subject to Mr. Yost’s continuous employment throughout the performance period.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2007, the Board of Directors of the Registrant approved amendments to Article II, Section 2.09 of the Registrant’s Amended and Restated Bylaws (“Bylaws”) to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In connection with the change in the required vote for directors, the Board adopted a policy relating to the resignation of directors upon the failure to obtain such required vote and amended the Registrant’s Corporate

Governance Principles to include this policy. In accordance with this policy, the Board will only nominate for director, and fill vacancies with, candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they face re-election and (ii) Board acceptance of such resignation. Under this policy, if an incumbent director fails to receive the required vote for re-election, the Registrant’s Governance and Nominating Committee will determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation. The Board also adopted amendments to Article II, Section 2.03(c) of the Bylaws to require that a stockholder nominating a candidate for director provide the Registrant in advance with a statement as to whether the stockholder’s nominee intends to comply with the foregoing policy and, if elected, to tender an irrevocable resignation as described above.

Additionally, in accordance with Article VI, Section 6.01 of the Bylaws, the Board adopted a resolution authorizing newly issued shares of the stock of the Registrant to be uncertificated and approved amendments to Article VI, Sections 6.02 and 6.03 of the Bylaws to allow for the transfer of uncertificated shares and the issuance thereof in the event of lost certificates. By being able to issue uncertificated shares, the Registrant may participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The amended Bylaws are effective as of November 8, 2007 and are attached as Exhibit 3(ii) to this report.

Item 8.01.	Other Events.

On November 8, 2007, the Registrant issued a news release announcing a 50% increase in its quarterly dividend to $0.075 per common share of common stock. The quarterly dividend of $0.075 per common share will be payable December 3, 2007 to the stockholders of record at the close of business on November 19, 2007. The Registrant also announced that its Board had authorized a $500 million increase in its existing $850 million share repurchase program. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3(ii)	Amended and Restated Bylaws of the Registrant, effective November 8, 2007.

99.1	News Release dated November 8, 2007 regarding Dividend Increase and Increase in Share Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 13, 2007	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer